Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Washington Banking Company of our report dated March 14, 2013, with respect to the consolidated statements of financial condition of Washington Banking Company and Subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and of our same report, with respect to the Company’s internal controls over financial reporting as of December 31, 2012, which report is included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

•	Registration Statement on Form S-8 (No. 333-129647)
•	Registration Statement on Form S-8 (No. 333-72436)
•	Registration Statement on Form S-8 (No. 333-57431)
•	Registration Statement on Form S-3 (No. 333-161738)
•	Registration Statement on Form S-3 (No. 333-157377)

/s/ Moss Adams LLP
Everett, Washington
March 14, 2013